                                                                   EXHIBIT (16)


                           Schedule for Computation
                          of Performance Quotations
                          -------------------------


                           EXPLORER ACTIVE CORE FUND

       TOTAL RETURN CALCULATION ONE YEAR PERIOD ENDED DECEMBER 31, 1997

                                            n
Formula                               P(1+T)     =     ERV

Net Asset Value                        $10.17
Initial Investment                  $1,000.00    =     P
Ending Redeemable Value             $1,089.29    =     ERV
One year period ended 12/31/97              1    =     n

TOTAL RETURN FOR THE PERIOD             8.93%    =     T

         TOTAL RETURN CALCULATION INCEPTION THROUGH DECEMBER 31, 1997

                                            n
Formula                               P(1+T)     =     ERV


Net Asset Value                        $10.17
Initial Investment                  $1,000.00    =     P
Ending Redeemable Value             $1,145.93    =     ERV
Inception through 12/31/97               1.69    =     n

TOTAL RETURN FOR THE PERIOD             8.39%    =     T

             NON-STANDARDIZED CUMULATIVE TOTAL RETURN CALCULATION
                     INCEPTION THROUGH DECEMBER 31, 1997

Formula                              ERV - P     =     T
                                     -------
                                        P


Net Asset Value                        $10.17
Initial Investment                  $1,000.00    =     P
Ending Redeemable Value             $1,145.93    =     ERV

TOTAL RETURN FOR THE PERIOD            14.59%    =     T

                        EXPLORER LIMITED DURATION FUND

       TOTAL RETURN CALCULATION ONE YEAR PERIOD ENDED DECEMBER 31, 1997

                                            n
Formula                               P(1+T)    =     ERV

Net Asset Value                        $10.04
Initial Investment                  $1,000.00    =     P
Ending Redeemable Value             $1,062.91    =     ERV
One year period ended 12/31/97              1    =     n

TOTAL RETURN FOR THE PERIOD             6.29%    =     T

         TOTAL RETURN CALCULATION INCEPTION THROUGH DECEMBER 31, 1997

                                            n
Formula                               P(1+T)     =     ERV


Net Asset Value                        $10.04
Initial Investment                  $1,000.00    =     P
Ending Redeemable Value             $1,106.91    =     ERV
Inception through 12/31/97               1.69    =     n

TOTAL RETURN FOR THE PERIOD             6.19%    =     T

             NON-STANDARDIZED CUMULATIVE TOTAL RETURN CALCULATION
                      INCEPTION THROUGH DECEMBER 31, 1997

Formula                              ERV - P     =     T
                                     -------
                                        P

Net Asset Value                        $10.04
Initial Investment                  $1,000.00    =     P
Ending Redeemable Value             $1,106.91    =     ERV

TOTAL RETURN FOR THE PERIOD            10.69%    =     T